Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-187810 on Form S-8 of ConnectOne Bancorp, Inc. of our report dated March 3, 2014 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Livingston, New Jersey
March 3, 2014